UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Cal-Maine Foods, Inc.

(Name of Registrant as Specified In Its Charter)

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CAL-MAINE FOODS, INC.
NOTICE OF ANNUAL MEETING
OCTOBER 11, 2007
TO THE SHAREHOLDERS:
     The Annual Meeting of the shareholders of Cal-Maine Foods, Inc. will be held at the corporate offices of Cal-Maine Foods, Inc. at 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209, at 11:30 a.m. (Local Time), on Thursday, October 11, 2007, to consider and vote on:
1.	The election of seven directors to serve on the Board of Directors of Cal-Maine Foods, Inc. for the ensuing year.
2.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.
     August 23, 2007 has been fixed as the record date for determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.
     The directors sincerely desire your presence at the meeting. However, so that we may be sure your vote will be included, please sign, date and return the enclosed proxy card promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

FOR THE BOARD OF DIRECTORS

TIMOTHY A. DAWSON
SECRETARY
DATED: September 6, 2007
SHAREHOLDERS ARE URGED TO VOTE BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES

CAL-MAINE FOODS, INC.
3320 Woodrow Wilson Drive
Jackson, Mississippi 39209
PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD OCTOBER 11, 2007
The information set forth in this proxy statement is furnished in connection with the Annual Meeting of Shareholders of Cal-Maine Foods, Inc. (the “Company”) to be held on October 11, 2007, at 11:30 a.m., local time, at our headquarters, 3320 Woodrow Wilson Drive, Jackson, Mississippi. A copy of our Annual Report to Shareholders for the fiscal year ended June 2, 2007, accompanies this proxy statement. Our telephone number is 601-948-6813. The terms “we,” “us” and “our” used in this proxy statement mean the Company.
Additional copies of the Annual Report (not including exhibits), Notice, Proxy Statement and Proxy card will be furnished without charge to any Shareholder upon written request to: Cal-Maine Foods, Inc., ATTN: Timothy A. Dawson, Secretary, Post Office Box 2960, Jackson, Mississippi 39207. Exhibits to the Annual Report may be furnished to Shareholders upon the payment of an amount equal to the reasonable expenses incurred in furnishing such exhibits. A list of the shareholders of record on the record date will be available for inspection at the above address for ten days preceding the date of the Annual Meeting.
Our Board of Directors is soliciting the enclosed proxy. The proxy may be revoked by a shareholder at any time before it is voted by filing with our Secretary a written revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by a shareholder attending the meeting, withdrawing the proxy, and voting in person.
All expenses incurred in connection with the solicitation of proxies will be paid by us. In addition to the solicitations of proxies by mail, our directors, officers, and regular employees may solicit proxies in person or by telephone. We will, upon request, reimburse banks, brokerage houses and other institutions, and fiduciaries for their expenses in forwarding proxy material to their principals. No proxies will be solicited via the Internet or web site posting.
This proxy statement, the enclosed form of proxy and the other accompanying materials are first being mailed to shareholders on or about September 6, 2007. Shareholders of record at the close of business on August 23, 2007, are eligible to vote at the Annual Meeting. As of the record date, 21,203,491 shares of our common stock were outstanding, and 2,400,000 shares of our Class A common stock were outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the Annual Meeting. Each share of Class A common stock is entitled to ten votes on each such matter. Both the shares of common stock and the shares of Class A common stock have the right of cumulative voting in the election of directors. Cumulative voting means that each shareholder will be entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among the nominees to be voted for as the shareholder sees fit. To exercise cumulative voting rights by proxy, a shareholder must clearly designate the number of votes to be cast for any given nominee.
Shares represented by a properly executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, the person or persons named in the proxy will vote:
■ for election of the seven nominees to serve as directors of the Company; and

■ in their discretion with respect to such other business as may come before the Annual Meeting.
The election of directors requires a plurality of the votes cast. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.
In accordance with our bylaws and Delaware law, the Board will appoint two inspectors of election. The inspectors will take charge of and will count the votes and ballots cast at the Annual Meeting and will make a written report on their determination. We encourage you to read this entire document carefully.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information as to the beneficial ownership of our common stock as of August 1, 2007, by:
•	each person known by us to beneficially own more than five percent of the class outstanding, and

•	each director, each nominee to serve as a director of the Company, each executive officer named in the Summary Compensation Table (see “Compensation of Executive Officers and Directors”) and by all directors and officers as a group.

	Common Stock and Class A Common Stock
Name of Beneficial	Number of Shares(1)		Percent of Class		Percent of Total
Owner(2)	Common	Class A	Common	Class A	Voting Power (3)
Fred R. Adams, Jr. (4)(5)	7,639,206	2,162,500	36.0	90.1	64.6

Cal-Maine Foods, Inc. Employee Stock Ownership Plan	1,714,413		8.1		3.8

Richard K. Looper (6)	81,548		*		*

Adolphus B. Baker (7)	407,100	237,500	1.9	9.9	6.2

R. Faser Triplett, M. D.	35,000		*		*

Letitia C. Hughes	10,800		*		*

James E. Poole	100		*		*

Timothy A. Dawson (8)	180		*		*

Joe M. Wyatt	41,941		*		*

Charles F. Collins (9)	66,157		*		*

All directors and executive officers as a group (nine persons) (10)	8,282,032	2,400,000	39.1	100	71.5

*	Less than 1%

(1)	The information as to beneficial ownership is based on information known to us or statements furnished to us by the beneficial owners. As used in this table, “beneficial ownership” means the sole or shared power to vote or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e. the power to dispose of or to direct the disposition of a security). For purposes of this table, a person is deemed as of any date to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date, such as under our Stock Option Plans.

(2)	The address of each person, except James E. Poole, R. Faser Triplett, M.D. and Letitia C. Hughes is Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive (Post Office Box 2960), Jackson, Mississippi 39207. Mr. Poole’s address is P. O. Box 5167, Jackson, Mississippi 39096; Dr. Triplett’s address is 210 Winged Foot Circle, Jackson, Mississippi 39211; Ms. Hughes’ address is P.O. Box 291, Jackson, Mississippi 39205.

(3)	Percent of total voting power is based on the total votes to which the Common Stock (one vote per share) and Class A Common Stock (ten votes per share) are entitled.

(4)	The number of shares shown in the table includes 877,749 shares of Common Stock owned by Mr. Adams’ spouse separately and as to which Mr. Adams disclaims beneficial ownership, and 5,521,591 shares of common stock. Additionally 500,000 shares of Class A Common stock and 800,000 shares of common stock are held in family trusts, to which Mr. Adams disclaims beneficial ownership.

(5)	Includes 439,866 shares accumulated under the Cal-Maine Foods, Inc. Employee Stock Ownership Plan (“ESOP”).

(6)	Includes 9,890 shares accumulated under the ESOP and 2,794 owned by Mr. Looper’s spouse as to which he disclaims beneficial ownership.

(7)	Includes 138,344 shares owned by Mr. Baker’s spouse separately and as custodian for their children as to which Mr. Baker disclaims any beneficial ownership and 58,108 shares accumulated under the ESOP.

(8)	Includes 180 shares accumulated under the ESOP.

(9)	Includes 1,126 accumulated under the ESOP.

(10)	Includes shares as to which Messrs Adams, Looper and Baker disclaim any beneficial ownership. See Notes (4), (6) and (7) above.
The shares of common stock accumulated in the ESOP, as indicated in Notes (5) through (8) above, also are included in the 1,714,413 shares shown in the table as owned by the ESOP.
ELECTION OF DIRECTORS
     Our bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors and that the number may not be less than three nor more than fifteen. Pursuant to the bylaws, the Board of Directors has fixed the number of directors at seven. Unless otherwise specified, proxies will be voted FOR the election of the seven nominees named below to serve until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the meeting, any of the nominees named below is unable or declines to serve as director (which is not anticipated), the proxies will be voted for the election of such other person or persons as the Board of Directors may designate in their discretion. The directors recommend a vote FOR the seven nominees listed below. All nominees presently serve as directors of the Company.

Nominees for Directors
The table below sets forth certain information regarding the nominees for election to the Board of Directors:

Name	Age	Tenure and Business Experience
Fred R. Adams, Jr. (1) (3) Chairman of the Board of Directors, Chief Executive Officer and Director	75	Fred R. Adams, Jr. has served as the Chief Executive Officer and director of the Company since its formation in 1969 and as the Chairman of its Board of Directors since 1982. He is a director and past chairman of National Egg Company, United Egg Producers, Mississippi Poultry Association, U.S. Egg Marketers, Inc., and Egg Clearinghouse, Inc. Mr. Adams is the father-in-law of Mr. Baker.

Richard K. Looper Vice Chairman of the Board of Directors and Director	80	Richard K. Looper served as President and Chief Operating Officer of the Company from 1983 to January 1997. Previously, he had served as Executive Vice President of the Company since 1982 and was originally employed by the Company in 1974. Mr. Looper is a past chairman of the American Egg Board and U.S. Egg Marketers, Inc. He has served as a director of the Company since 1982. Mr. Looper is also Chairman of American Egg Products, LLC.

Adolphus B. Baker (1) President, Chief Operating Officer and Director	50	Adolphus B. Baker was elected President and Chief Operating Officer in January 1997. He was serving as Vice President and Director of Marketing of the Company when elected President. Previously, he had served as Assistant to the President since 1987 and has been employed by the Company since 1986. He has been a director of the Company since 1991. Mr. Baker is Chairman of United Egg Producers and is past chairman of American Egg Board, Mississippi Poultry Association and Egg Clearinghouse, Inc. Mr. Baker is a director of Trustmark Corporation, Jackson, Mississippi. Mr. Baker is Mr. Adams’ son-in-law.

James E. Poole (2)(3)	58	Mr. Poole is a Certified Public Accountant and a principal with Grantham & Poole of Jackson, Mississippi. He has been a director of the Company since October 18, 2004.

R. Faser Triplett, M.D. (2)(3)	74	R. Faser Triplett, M.D. has served as a director of the Company since September 1996. Dr. Triplett is a retired physician and a Clinical Assistant Professor at the University of Mississippi School of Medicine. He is the majority owner of Avanti Travel, Inc.

Letitia C. Hughes (2)	55	Letitia C. Hughes was elected as a director of the Company in July of 2001. Since 1974 Ms. Hughes has been associated with Trustmark National Bank, Jackson, Mississippi, in managerial positions. She is presently serving as Senior Vice-President, Manager, Private Banking. Mr. Baker is a director of Trustmark Corporation, the parent of Trustmark National Bank.

Name	Age	Tenure and Business Experience
Timothy A. Dawson (1)	53	Mr. Dawson joined the Company on August 1, 2005 and was elected Vice President and Chief Financial Officer effective as of that date. He has served as a director since October 13, 2005. He is Secretary and Treasurer of the Company. Mr. Dawson served as Senior Vice President and Chief Financial Officer of Mississippi Chemical Corporation from 1999 until the sale of that company to Terra Industries in December 2004.

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee
The Company’s executive officers serve at the pleasure of the Board. None of the officers or directors have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanor). None of the executive officers or directors have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal or state securities laws.
Board and Committee Meetings
The Board of Directors of the Company held four regular and no special meetings in the fiscal year ended June 2, 2007. The Executive Committee of the Board presently consists of Messrs. Adams, Baker and Dawson. The Board also has a Compensation Committee consisting of Messrs. Adams, Poole and Triplett, and an Audit Committee consisting of Mr. Poole, Dr. Triplett and Ms. Hughes. The Board does not have a nominating committee. This function is performed by the Executive Committee.
The Executive Committee may exercise all of the powers of the full Board of Directors, except for certain major actions, such as the adoption of an agreement of merger or consolidation, the recommendation to stockholders of the disposition of substantially all of the Company’s assets or a dissolution of the Company, and the declaration of a dividend or authorization of an issuance of stock. The Executive Committee acts on matters, within the scope of its authority, between meetings of the full Board. During the last fiscal year, no formal meetings of the Executive Committee were held, and the Committee, pursuant to Delaware law, took action by unanimous written consent on 17 occasions. The full Board of Directors did not act by written consent.
The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, including the issuance of stock options to the Company’s officers, employees and directors. The Compensation Committee met one time during fiscal 2007.
The Audit Committee, which is composed of three independent directors, meets with management and the Company’s independent auditors to determine the adequacy of internal controls, to recommend auditors for the Company and other financial matters. The Audit Committee held four regular and three special meetings during fiscal 2007.
Each member of our Board of Directors attended 75 percent or more of the total meetings of the Board and all committees of the Board on which he or she served during fiscal 2007.
While the Board of Directors does not have a specific policy as to directors’ attendance at the Annual Meeting of Shareholders, such attendance is encouraged. All Directors attended the meeting of shareholders held on October 5, 2006.

The independent directors of the Company met in executive session without any representatives of management being present on one occasion during fiscal 2007.
Report of the Audit Committee
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. A copy of the Charter of the Audit Committee was attached as Appendix A to our Proxy Statement for fiscal year 2005. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Committee reviewed with Moore, Stephens Frost, independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.
The Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 2, 2007, for filing with the Securities and Exchange Commission.
All members of the Audit Committee are deemed by the Board of Directors to be financial experts.
James E. Poole, Audit Committee Member
Letitia C. Hughes, Audit Committee — Chairperson
R. Faser Triplett, M.D., Audit Committee Member
Certain Corporate Governance Matters
The Securities and Exchange Commission approved amendments to the NASDAQ stock market qualitative listing standards to require that a majority of a listed company’s directors be independent and that a compensation committee and nominating committee of the Board composed solely of independent directors be established. The new standards are not applicable to any company where more than 50 percent of the voting power is held by one individual or group. Fred R. Adams, Jr., Chairman of the Board and Chief Executive Officer of the Company, owns capital stock of the Company entitling him to 64.6% of the total voting power. Accordingly, the Company is exempt from those NASDAQ listing standards. However, a NASDAQ listing standard requiring the independent directors of the board to have regularly scheduled meetings at which only independent directors are present is applicable to the Company. One such meeting was held during fiscal 2007.

NASDAQ qualitative listing standards require companies to adopt a code of business conduct and ethics applicable to all directors, officers and employees complying with certain provisions in the Sarbanes-Oxley Act of 2002. The Board of Directors adopted a code on April 14, 2004. Our Code of Ethics is posted on our web site.
The listing standards also require that effective January 15, 2004, all related party transactions to which the Company’s directors or officers are parties be reviewed for potential conflicts of interests on an ongoing basis by, and all such transactions be approved by, the Company’s audit committee or another independent committee of the Board of Directors. During fiscal 2007, no related party transactions took place.
Additional NASDAQ listing standards approved by the Securities and Exchange Commission require that the Audit Committee (i) be composed solely of independent directors; (ii) be directly responsible for the appointment, compensation, retention and oversight of the independent auditor, which must report directly to the audit committee; (iii) establish procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls and auditing matters, including procedures for employees’ confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters; (iv) have the authority to engage independent counsel and other advisors when the committee determines such outside advice is necessary; and (v) be adequately funded by the Company. Our Audit Committee is in compliance with these standards.
The Board of Directors does not have a separate standing nominating committee. The Executive Committee of the Board of Directors fulfills this function. Messrs. Adams, Dawson and Baker are the members of the Executive Committee. The Executive Committee does not have a charter that addresses the nominating function. As a “controlled company,” the independence requirements of NASDAQ Rule 4350(c) do not apply to the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, such as the common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the fiscal year ended June 2, 2007, all Section 16(a) reports applicable to its directors and executive officers were filed. During the fiscal year ended June 2, 2007, one officer, Mr. Baker, was late in reporting transactions required under Section 16(a) of the Securities Exchange Act of 1934.
Certain Transactions
The Company owns approximately 25.9% of Eggland’s Best, Inc. (“Eggland’s Best”), a specialty egg marketing firm. During the fiscal year ended June 2, 2007, the Company paid approximately $8,133,950 to Eggland’s Best for merchandising services. Adolphus B. Baker, President and director of the Company, is a director of Eggland’s Best.

COMPENSATION DISCUSSION AND ANALYSIS
We are the only publicly held company in the United States, insofar as we can determine, whose primary business is the commercial production, processing, and sale of shell eggs. While a few of our competitors are divisions of public companies, in each such case the shell egg division does not constitute the primary business of the company. Accordingly, there is little, if any, public information available relative to the compensation paid by our competitors. It is our intent to compensate our employees at a level that will appropriately reward them for their performance, minimize the number of employees leaving our employment because of compensation issues, and enable us to attract needed talent as our business expands. Even though we have not lost many management level employees to our competitors, we believe our management is not the highest paid management group in the egg business. Our philosophy is to provide compensation to our management that falls in the upper middle range of industry compensation.
As more than 50 percent of our voting stock is owned by members of the Adams family, we are a controlled company as defined in Rule 4350(c)(5) of the NASDAQ Rules. As such, we are not required to have the compensation of our named executive officers determined by a majority of our independent directors or a Compensation Committee composed entirely of the independent directors. However our independent directors, who constitute two of the three members of the Compensation Committee, do play a significant role in determining the compensation of our named executive officers. We divide our executive officers into two categories for compensation purposes. The first are members of the Executive Committee of our Board of Directors which is composed of Messrs. Adams, Baker and Dawson. The compensation of the members of the Executive Committee is primarily determined by the Executive Committee which submits its recommendation to the Compensation Committee for approval. The compensation for other executives or officers, including named executive officers not members of the Executive Committee, is determined by the Compensation Committee.
Elements of Compensation
Our total compensation package which we provide to each of our named executive officers consists of a base salary, a cash bonus, equity compensation, automobiles, company paid insurance and dues. Additionally, the named executive officers participate in deferred compensation plans and are eligible for an enhanced health plan.
Bonus Plans
The named executive officers, with the exception of Messrs. Adams, Baker and Dawson who are members of the Executive Committee, are covered by our general bonus program. Under the general bonus program the named executive officers have the possibility of receiving a bonus equal to a maximum 50 percent of his base salary. Each year we establish performance objectives for each operating region. Half of a named executive officer’s bonus is predicated on our profitability, and the remaining half is primarily determined by his region’s performance evidenced by feed conversion rates, rate of lay of eggs, dozens of eggs marketed, and similar performance based criteria utilized by us in running our business.
For members of our Executive Committee the bonus program is essentially subjective, rather than utilizing objective criteria. The Executive Committee agrees on bonuses for its members which are then given as a recommendation to the Compensation Committee for final approval. Normally, the Compensation Committee accepts the Executive Committee’s recommendation. The most significant item in determining the amount of Executive Committee’s bonus is the profitability of our Company.

Year to year variations in the level of compensation for our named executive officers result primarily from changes in bonuses and other compensation other than base salary such as stock options and stock appreciation rights. Their salaries remain relatively fixed with modest increases from time to time. A primary variable factor in the named executive officers’ compensation is the value of the shares of our stock in relation to which the officer has options. On occasion during the recent past, the compensation of some of the named executive officers attributable to stock options and stock appreciation rights has exceeded their base salary and bonus.
The table which follows gives details as to the compensation of each of our named Executive Officers.
General Matters
None of our named executive officers has an employment contract.
Mr. Collins participates in a plan under which he earns the right to deferred compensation. We entered into an agreement with Mr. Collins on January 14, 1999, under which we will have agreed to pay him $1,667.00 per month for a period following his 65th birthday. He earns the right to receive such payments on a month to month basis until he reaches age 65. He must be working for us at age 65 to receive these benefits.
Joe M. Wyatt participates in a plan under which he earns the right to deferred compensation. Pursuant to the agreement, Mr. Wyatt earned 10 years of compensation payments when he reached age 65. The incentive compensation payments are made monthly, beginning immediately after the officer’s 65th birthday, unless the employee elects to defer receipt of such payments, which are $20,000 per year for Mr. Wyatt who has elected to so defer. The agreement provides that once payments begin or have been earned, any remaining payments will continue to be made to Mr. Wyatt’s estate after his death. Mr. Wyatt has earned 13 years compensation and will earn an additional year for each year worked hereafter until his retirement period. No other named executive officer was in any program in fiscal 2007 that would entitle him to deferred compensation.
In December 2006 our Board adopted a Deferred Compensation Plan under which all our officers are eligible to participate. The Plan will establish an account for each officer selected by the Board. Each year the Board may elect to make a contribution for each participant ranging from zero to whatever the Board determines. Each participant’s account will earn interest equal to a fund selected by the Board to serve as an index. At the time of initial participation, each participant must elect how he wishes his account to be distributed to him. All contributions to each officer’s account will vest when made. The Board will determine what contributions, if any, will normally be made during December of each year.
Mr. Adams does not participate in any stock option, stock appreciation, deferred compensation, or similar plans. The remainder of our named executive officers do participate in our 1993 and 2005 stock option plans, and in our 2005 Stock Appreciation Rights Plan that is settled in cash rather than shares of our common stock.
No named executive officer is entitled to receive any severance or change in control payment.
We do not have any pension plan but we do have an Employee Stock Ownership Plan (“ESOP”) to which we contribute an amount not less than 3 percent of the participant’s base salary and bonus. All employees, including our named executive officers, are members of the ESOP. We also sponsor an elective 401(k) plan, but we make no contributions directly to the 401(k) plan on behalf of the participants. All of our named executive officers have elected to have 401(k) plans.
Each of our named executive officers participates in an enhanced health plan pursuant to which we reimburse the participating officer for any eligible health expense not covered by our primary health plan, up to $10,000 per calendar year.

We have recently implemented a plan under which officers who meet minimum tenure qualifications will be provided health coverage after their retirement. The coverage we provide will be secondary to their Medicare coverage.
Each of our executive officers named in the table below, except Charles F. Collins, is provided one automobile for which we pay the operating and maintenance costs. In addition to an automobile, Mr. Adams is provided a pickup truck.
Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Fred R. Adams, Jr. CEO	2007	250,000	200,000	-0-	-0-	-0-	-0-	217,348	667,349

Adolphus B. Baker, COO	2007	206,446	135,000	-0-	-0-	-0-	-0-	37,740	379,186

Timothy A. Dawson, CFO	2007	157,230	60,000	-0-	-0-	-0-	-0-	14,028	231,258

Charles F. Collins, Controller	2007	102,769	18,000	-0-	-0-	-0-	-0-	196,509	317,278

Charles J. Hardin	2007	81,903	98,600	-0-	-0-	-0-	-0-	193,846	374,349
Mr. Adams’ “other compensation” included life insurance premiums in the amount of $201,507 on policies where members of his family are beneficiaries, country club dues of $4,616, contributions to the ESOP for his account of $6,714 and medical reimbursements in the amount of $4,511.
Mr. Baker’s “other compensation” includes country club dues of $10,976, ESOP contributions of $6,714 and medical reimbursements in the amount of $12,382 (paid in fiscal 2007, but which reimbursed certain expenses from calendar 2006).
Mr. Dawson’s “other compensation” includes $6,500 for personal use of an automobile, country club dues of $801, insurance premium of $1,613, medical reimbursement of $3,755 and ESOP contribution of $1,359.
Mr. Collins’ “other compensation” includes $92,160 from exercise of stock option rights, $92,160 from exercise of stock appreciation rights, $1,209 of insurance premium, $7,296 in medical reimbursement and $3,684 in ESOP contribution.
Mr. Hardin’s “other compensation” includes $59,774 for exercise of SARs, $124,146 gain on exercise of options, $3,695 medical reimbursement, and ESOP contribution of $5,555. Mr. Hardin was not, at the end of fiscal 2007, nor is he now, an “executive officer” of the Company. He is included in this table and in the table below as required by recently adopted disclosure requirements applied to highly compensated non-executive officers.

Plan Based Awards
No named executive officer received any plan based compensation during fiscal 2007.
Outstanding Equity Awards At Fiscal Year-End

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
			Equity					Awards:	Awards:
			Incentive					Number	Market or
			Plan			Number		Of	Payout
			Awards:			of	Market	Unearned	Value of
		Number	Number			Shares	Value of	Shares,	Unearned
	Number	Of	Of			or Units	Shares or	Units or	Shares, Units or
	of Securities	Securities	Securities			of Stock	Units of	Other	Other
	Underlying	Underlying	Underlying			That	Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	That Have	That Have	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e )	(f)	(g)	(h)	(i)	(j)
Fred R. Adams, Jr., CEO	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Adolphus B. Baker, COO	16,000	64,000	-0-	5.93	8/17/2015	N/A	N/A	N/A	N/A

Timothy A. Dawson, CFO	8,000	32,000	-0-	5.93	8/17/2015	N/A	N/A	N/A	N/A

Charles F. Collins, Controller	6,000	24,000	-0-	5.93	8/17/2015	N/A	N/A	N/A	N/A

Charles J. Hardin		5,400	-0-	1.98	7/25/2012	N/A	N/A	N/A	N/A
	6,000	24,000	-0-	5.93	8/17/2015	N/A	N/A	N/A	N/A

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	On Exercise	Vesting	On Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Fred R. Adams, Jr., CEO	-0-	-0-	-0-	-0-

Adolphus B. Baker, COO	-0-	-0-	-0-	-0-

Timothy A. Dawson, CFO	-0-	-0-	-0-	-0-

Charles F. Collins, Controller	8,000	$92,160	-0-	-0-

Charles J. Hardin	10,800	$124,146	-0-	-0-
Pension Benefits
No named executive officer participates in any pension plan.
Director Compensation

Change in
		Gain on			Pension Value
		Exercise of			And
	Fees Earned	Stock		Non-Equity	Nonqualified
	or Paid in	Appreciation		Incentive Plan	Deferred	All Other
	Cash	Rights	Option	Compensation	Compensation	Compensation	Total
Name	($)	($)	Awards ($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
R. Faser Triplett, M.D.	$18,000	-0-	-0-	-0-	-0-	-0-	$18,000

James E. Poole	$18,000	$32,220	-0-	-0-	-0-	-0-	$50,220

Letitia C. Hughes	$18,000	-0-	-0-	-0-	-0-	-0-	$18,000

Director Compensation
The Company’s non-employee directors are each entitled to receive $15,000 annually as compensation for their services as a director. Directors also may be compensated for any services performed in addition to their normal duties as a director of the Company. Ms. Hughes currently has options to purchase 19,200 shares of common stock at an exercise price of $2.125 per share under our 1993 Stock Option Plan discussed below. All options expire ten years after grant. Employee-directors receive no additional compensation for their services as directors of the Company. Share information reflects an earlier stock split. As set forth in the discussion of our Stock Appreciation Rights Plan below, Directors Triplett and Hughes hold SARs covering 30,000 shares each, and Director Poole holds 24,000 unexercised SARs. Messrs. Triplett and Poole and Ms. Hughes are independent directors.
Compensation Plans
Employee Stock Ownership Plan
We maintain a payroll-based Employee Stock Ownership Plan (“EOSP”). Pursuant to the ESOP, originally established in 1976, all full time employees over age 21 with one or more years of service, participate. Its assets, which currently consist primarily of common stock of the Company, are managed by a trustee designated by the Board. Contributions by us may be made in cash or shares of common stock, as determined by the Board of Directors. Employee contributions are not permitted. Company contributions generally may not exceed 15 percent of the aggregate annual compensation of participating employees. Contributions are allocated to the accounts of participating employees in the proportion which each employee’s compensation for the year bears to the total compensation for calendar year 2006, (up to $220,000 per employee) of all participating employees for calendar year 2006. Company contributions vest immediately upon the commencement of an employee’s participation in the ESOP.
Shares of common stock held in an employee’s account are voted by the ESOP trustee in accordance with the employee’s instructions. An employee or his or her beneficiary is entitled to distribution of the balance of his or her account upon termination of employment. Our contributions to the ESOP amounted to approximately $1,058,000 in calendar year 2006. For calendar year 2006, our contributions to the ESOP on behalf of each of the executive officers named in the Summary Compensation Table were: Fred R. Adams, Jr. — $6,714; Adolphus B. Baker — $6,714; Timothy A. Dawson — $1,360; Charles F. Collins — $3,684; and Charles J. Hardin — $5,555.
1993 Stock Option Plan
Our 1993 Amended and Restated Stock Option Plan was adopted on May 25, 1993, and amended and restated on October 10, 1996. This Plan was approved by our shareholders on May 25, 1993. A total of 1,000,000 shares (post split) of our common stock was reserved for issuance under this Plan.
Inasmuch as 10 years have passed since the adoption of this Plan, by its terms no more options may be granted thereunder.
The exercise price for shares of stock subject to options under the Plan were not less than 100 percent of fair market value of our common stock on the date of grant of the options. The shares under this Plan are subject to adjustment to prevent dilution. There are currently options outstanding under this Plan for a total of 42,400 shares. All must be exercised within 10 years of grant. The exercise prices are from $1.975 to $2.125 (reflects stock split).
Shares subject to the 1993 Plan have been registered under the Securities Act of 1933.

1999 Stock Option Plan
Our 1999 Stock Option Plan was adopted on April 15, 1999, and approved by the shareholders on October 11, 1999. Under the 1999 Plan, 1,000,000 shares of Common Stock were reserved for issuance upon the exercise of options that could be granted under the 1999 Plan. Options granted under the 1999 Plan are accompanied by tandem stock appreciation rights (“SARs”). Options for 1,000,000 shares were awarded in December 13, 1999 by the Board of Directors and can be either incentive stock options (“ISOs”) to satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”), or non-statutory options (“NSOs”) which are not intended to satisfy such requirements.
Under the 1999 Plan, the exercise price per share for any option granted may not be less than 100 percent of the fair market value of the common stock on the date of the grant. The number and kind of shares subject to an option and the option exercise price may be adjusted in certain circumstances to prevent dilution. The method of payment of an option exercise price will be as determined by the Board of Directors and as is set forth in the individual stock option agreements. SARs may be exercised in addition to or in lieu of the related stock option.
The 5,200 options presently outstanding are held by employees, including executive officers and executive officers who are also directors. The exercise price is $1.975 per share. Shares subject to the 1999 Plan have been registered under the Securities Act of 1933. All share information reflects stock split.
2005 Incentive Stock Option Plan
Our 2005 Incentive Stock Option Plan was adopted by our Board of Directors on August 15, 2005, and ratified by our shareholders on October 13, 2005. Under the 2005 Plan, 500,000 shares of common stock were reserved for issuance upon the exercise of options that could be granted under the 2005 plan.
All options to be granted are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The options vest at the rate of 20 percent per year.
The exercise price per share for any options granted may not be less than 100 percent of the fair market value of the Common Stock on the date of grant. The number of shares subject to an option and the exercise price may be adjusted in certain circumstances to prevent dilution. The method of payment of the exercise price will be as prescribed by the Board of Directors in the individual stock option agreements.
The options presently outstanding, all of which are held by officers of the Company, total 336,000. The options were granted on August 17, 2005 for an exercise price of $5.93.
Shares subject to the 2005 Plan have been registered under the Securities Act of 1933.

Cal-Maine Foods, Inc. Stock Appreciation Rights Plan
The Cal-Maine Foods Stock Appreciation Rights Plan (SARs Plan) was adopted by our Board of Directors on August 15, 2005, and ratified by our shareholders on October 13, 2005. The SARs Plan covers 1,000,000 shares of common stock and is administered by the Executive Committee of the Board of Directors.
The SARs Plan continues for a period of 10 years from August 15, 2005, unless earlier terminated. SARs vest at the rate of 20 percent per year, are non-transferable and contain anti-dilution provisions. Upon exercise, the Company will pay the holder of the SARs an amount in cash equal to the difference between the fair market value on the date of grant and the fair market value as of the date of exercise.
Employees and directors presently hold a total of 481,250 SARs with a base price of $5.93 per share, 18,000 SARs with a base price of $6.71 per share, and 15,000 SARs with a base price of $6.93 per share. Shares of common stock are not issued under the SARs Plan, but only serve as the measure for determining the amount to be paid by the Company.
Our independent directors, Dr. Triplett and Ms. Hughes, each hold SARs covering 30,000 shares while Mr. Poole holds 24,000 SARs with a base price of $5.93.
Shares covered by the SARs Plan are registered under the Securities Act of 1933. The settlement of awards on cash resulted from an amendment to the SARs Plan on August 24, 2006 as permitted by its terms.
Savings and Retirement Plan
Since 1985, we have maintained a defined contribution savings and retirement plan (the “Retirement Plan”), which is designed to qualify under Sections 401 (a) and 401 (k) of the Code. An employee is eligible to participate in the Retirement Plan on or after having attained age 21 and after one year of full time service. The Retirement Plan is administered by us and permits covered employees to contribute up to the maximum allowed by the IRS regulations. Highly compensated employees may be subject to further limitations on the amount of their maximum contribution. We may make discretionary contributions matching each employee’s pre-tax contributions. At the present time, we do not make discretionary contributions. The Retirement Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended.
Participating employees are at all times 100 percent vested in their account balances under the Retirement Plan. Benefits are paid at the time of a participant’s death, retirement, disability, termination of employment, and, under limited circumstances, may be withdrawn prior to the employee’s termination of service. Contributions are not taxable to employees until such funds are distributed to them.
Compensation Committee Interlocks and Insider Participation
In October 1996, the Board of Directors established a Compensation Committee. As indicated above, the members of the Committee are Fred R. Adams, Jr., Chairman of the Board of Directors and Chief Executive Officer, James E. Poole and R. Faser Triplett, M.D., independent directors of the Company. Only Mr. Adams is an employee of the Company.

INDEPENDENT AUDITORS
The Audit Committee selected the firm of Moore, Stephens Frost of Little Rock, Arkansas, to serve as independent auditors for the three years beginning with fiscal 2007. There have been no controversy, dispute or differences of opinion with Moore, Stephens Frost.
Proposals were received from four independent accounting firms to serve as our auditors. Moore, Stephens Frost has extensive experience in serving the poultry and egg industries and the Audit Committee felt they would be particularly responsive to our needs.
Representatives of Moore, Stephens Frost will attend the annual meeting and will be available to respond to questions and make any statement they desire.
Fees
The fee paid to Ernst & Young, LLP during fiscal year 2006 and Moore, Stephens Frost during fiscal 2007 were:

Fee	Amount	Percent of Total Payments
Audit Fees (2006)	$253,000	66%
(2007)	$122,400	89%

Audit Related Fees (2006)	$73,500	19%
(2007)	$14,600	11%

Tax Fees (2006)	$46,300	12%
(2007)	$0	0%

Other Fees (2006)	$10,600	3%
(2007)	$0	0%
All services provided by external audit firms require pre-approval by the Audit Committee or its designee. All of the services for 2006 and 2007 were approved by the Audit Committee.
Fees for audit services include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q. Audit-related fees principally included employee benefit plan audits and internal control reviews in fiscal 2006 and 2007. Tax fees included tax compliance, tax advice and tax planning in 2006.
SHAREHOLDER PROPOSALS
Shareholder proposals for the 2008 Annual Meeting must be received in writing by the Company no later than June 1, 2008, which is 120 days prior to the date on which we plan to mail proxy materials relating to that meeting, to be considered for inclusion in the Company’s proxy materials for the 2008 Annual Meeting, if needed. Shareholder proposals should be addressed to Cal-Maine Foods, Inc., Post Office Box 2960, Jackson, Mississippi 39207, Attention: Secretary. No shareholder proposals were received for inclusion in the proxy materials for the 2007 meeting.

OTHER MATTERS
The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters are properly brought before the meeting, the proxies in the enclosed proxy will vote in accordance with their best judgment on such matters.
Holders of common stock are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.
INCORPORATION BY REFERENCE
The accompanying Annual Report on Form 10-K contains the audited balance sheets of the Company at June 2, 2007 and June 3, 2006, and related consolidated statements of operations, stockholder equity, and cash flows for fiscal years ended June 2, 2007, June 3, 2006, and May 28, 2005. Such financial statements are incorporated herein by reference.

By order of the Board of Directors,

Timothy A. Dawson
Secretary
Jackson, Mississippi
September 6, 2007

01 — Fred R. Adams, Jr. 02 — Richard K. Looper 03 — Adolphus B. Baker 04 — Timothy A. Dawson ___ ___ ___ ___ 05 — R. Faser Triplett, M.D. 06 — Letitia C. Hughes 07 — James E. Poole ___ ___ ___
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
0 1 4 8 8 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
C 1234567890 J N T C123456789
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00RWBB
___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ Annual Meeting Proxy Card COMMON PROXY . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Sign your name exactly as it appears on the label. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. When shares are held jointly, both stockholders must sign this proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the proxies may vote for any person for director in their discretion. Change of Address - Please print new address below. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee. Please refer to the Proxy Statement for a discussion of cumulative voting.

___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _
THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. The undersigned hereby appoints Fred R. Adams, Jr. and Timothy A. Dawson, or either of them, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held of record by the undersigned on August 23, 2007, at the Annual Meeting of Stockholders of the Company, to be held on October 11, 2007, and at any adjournment thereof, with all powers the undersigned would possess if personally present. When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Proxy — CAL-MAINE FOODS, INC. COMMON PROXY
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
0 1 4 8 8 3 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
C 1234567890 J N T C123456789
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00RWCB
___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Sign your name exactly as it appears on the label. When signing as attorney, executor, administrator, trustee, or guardian, please state full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. When shares are held jointly, both stockholders must sign this proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
B Non-Voting Items Change of Address - Please print new address below. 01 — Fred R. Adams, Jr. 02 — Richard K. Looper 03 — Adolphus B. Baker 04 — Timothy A. Dawson ___ ___ ___ ___ 05 — R. Faser Triplett, M.D. 06 — Letitia C. Hughes 07 — James E. Poole ___ ___ ___ A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. 2. The Trustee is authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof. If a nominee for director is unable to serve or, for good cause, will not serve as director, the Trustee may vote for any person for director in their discretion. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee. Please refer to the Proxy Statement for a discussion of cumulative voting. Annual Meeting Proxy Card ESOP PROXY

___PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ THIS PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. The undersigned hereby directs the Trustee of the Cal-Maine Foods, Inc. Employee Stock Ownership Plan to vote all the shares of Common Stock of Cal-Maine Foods, Inc. (the “Company”), held for the account of the undersigned in the Plan on August 23, 2007, at the Annual Meeting of the shareholders of the Company, to be held on October 11, 2007, and at any adjournments thereof as stated on the reverse. When properly executed, this proxy will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting. This proxy may be revoked prior to its exercise, either in person or in writing. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. . Proxy — CAL-MAINE FOODS, INC. ESOP PROXY